Exhibit 99.1

Hercules Offshore, Inc. Announces First Quarter 2016 Results
HOUSTON, May 5, 2016 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported a net loss of $26.9 million, or $1.35 per diluted share, on revenue of $50.9 million for the first quarter 2016, compared to Predecessor net loss of $57.1 million, or $0.35 per diluted share, on revenue of $122.6 million for the first quarter 2015. Diluted weighted average shares outstanding for the Successor was 20.0 million shares for the first quarter 2016, while the Predecessor’s was 161.1 million shares for the first quarter 2015.
Upon emergence from Chapter 11 bankruptcy on November 6, 2015, Hercules adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Predecessor” refer to the financial position of Hercules as of and prior to November 6, 2015 and the results of operations through November 6, 2015. References to “Successor” relate to the financial position of the reorganized Hercules as of and subsequent to November 6, 2015 and the results of operations and statement of cash flows for the corresponding periods presented, which were subsequent to November 6, 2015. As a result of the application of fresh start accounting and the effects of the implementation of the Plan of Reorganization, the financial statements on or after November 6, 2015 are not comparable with the financial statements prior to that date.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “First quarter results reflect continued weakness in the operating conditions across our drilling and liftboat markets. The rebound in oil prices over the past few months, while encouraging, have yet to translate to a material improvement in business prospects, as customers remain extremely cautious. Further cost reduction measures have been implemented in response to the weak environment.
“As previously disclosed, the Company has entered into a Forbearance Agreement with certain of our lenders. During the forbearance period, the Company and our advisors have been actively working with various parties to negotiate an agreement with respect to a potential recapitalization, business combination or other alternative strategic transaction, including a potential divestiture of the Hercules Highlander and restructuring of the Company’s term loan.”
Domestic Offshore
Revenue generated from Domestic Offshore by the Successor for the first quarter 2016 was $12.4 million, while Predecessor first quarter 2015 revenue was $52.9 million. The 77% decrease in revenue was driven largely by lower dayrates and utilization on a reduced rig fleet. Operating expense reported by the Successor for the first quarter 2016 was $11.7 million, while Predecessor first quarter 2015 operating expense was $36.0 million. The 68% decline in operating expense is largely attributable to a reduction in the number of marketed rigs in operation. Domestic Offshore reported an operating loss of $2.0 million by the Successor for the first quarter 2016, while the Predecessor reported operating income of $3.8 million for the first quarter 2015.
International Offshore
Revenue generated from International Offshore by the Successor for the first quarter 2016 was $27.5 million, while Predecessor first quarter 2015 revenue was $51.6 million. The 47% decrease in revenue was primarily due to lower contracted dayrates for the rigs working for Saudi Aramco and idle time on the Hercules 208 and Hercules 267, partially offset by full utilization on the Hercules 260. Operating expense reported by the Successor for the first quarter 2016 was $23.4 million, while Predecessor first quarter 2015 operating expense was $50.2 million. The 53% decline in operating expense was primarily driven by cost reduction measures on the idle rigs as well as higher first quarter 2015 expense related to the demobilization cost of the Hercules 208 and contract preparation costs on the Hercules 260. International Offshore reported an operating loss of $0.2 million by the Successor for the first quarter 2016, while the Predecessor reported an operating loss of $20.9    million for the first quarter 2015.
International Liftboats
Revenue generated from International Liftboats by the Successor for the first quarter 2016 was $11.0 million, while Predecessor first quarter 2015 revenue was $18.1 million. The 39% decrease in revenue was driven primarily by lower dayrates and operating days. Operating expense reported by the Successor for the first quarter 2016 was $11.4 million, while Predecessor first quarter 2015 operating expense was $13.5 million. The 16% decline in operating expense was primarily driven by lower activity levels. International Liftboats reported an operating loss of $3.9 million by the Successor for the first quarter 2016, while the Predecessor reported an operating loss of $0.4 million for the first quarter 2015.

About Hercules Offshore, Inc.
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 27 jackup rigs, including one rig under construction, and 19 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:

Son P. Vann
Vice President, Corporate Development and Treasurer
+1 (713) 350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$296,715	$330,780
Accounts Receivable, Net	56,322	63,668
Prepaids	7,527	11,740
Other	3,955	4,015
	364,519	410,203
Property and Equipment, Net	465,752	465,497
Restricted Cash	200,000	200,000
Other Assets, Net	32,536	32,440
	$1,062,807	$1,108,140
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$429,908	$—
Accounts Payable	30,514	43,616
Accrued Liabilities	43,624	49,108
Other Current Liabilities	17,333	6,148
	521,379	98,872
Long-term Debt	—	428,715
Other Liabilities	4,299	16,622
Commitments and Contingencies
Stockholders' Equity	537,129	563,931
	$1,062,807	$1,108,140

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Revenue	$50,865	$122,619
Costs and Expenses:
Operating Expenses	46,392	99,599
Depreciation and Amortization	7,577	37,218
General and Administrative	11,158	15,760
	65,127	152,577
Operating Loss	(14,262)	(29,958)
Other Income (Expense):
Interest Expense	(12,974)	(24,960)
Other, Net	1,711	420
Loss Before Income Taxes	(25,525)	(54,498)
Income Tax Provision	(1,406)	(2,617)
Net Loss	$(26,931)	$(57,115)

Net Loss Per Share - Basic and Diluted	$(1.35)	$(0.35)

Weighted Average Shares Outstanding - Basic and Diluted	19,989	161,057

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Cash Flows from Operating Activities:
Net Loss	$(26,931)	$(57,115)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	7,577	37,218
Non-Cash Accreted Interest on Senior Secured Credit Facility	1,193	—
Non-Cash Gain on Derivative	(1,645)	—
Other	149	299
Net Change in Operating Assets and Liabilities	(6,335)	56,171
Net Cash Provided by (Used in) Operating Activities	(25,992)	36,573
Cash Flows from Investing Activities:
Capital Expenditures	(8,353)	(30,740)
Insurance Proceeds Received	—	2,418
Proceeds from Sale of Assets, Net	280	1,984
Net Cash Used in Investing Activities	(8,073)	(26,338)
Cash Flows from Financing Activities:
Net Cash Used in Financing Activities	—	—
Net Increase (Decrease) in Cash and Cash Equivalents	(34,065)	10,235
Cash and Cash Equivalents at Beginning of Period	330,780	207,937
Cash and Cash Equivalents at End of Period	$296,715	$218,172

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Change	% Change
Domestic Offshore:
Number of rigs (as of end of period)	18	24
Revenue	$12,379	$52,875	$(40,496)	(76.6)%
Operating expenses	11,652	35,966	(24,314)	(67.6)%
Depreciation and amortization expense	1,893	11,693	(9,800)	(83.8)%
General and administrative expenses	789	1,386	(597)	(43.1)%
Operating income (loss)	$(1,955)	$3,830	$(5,785)	n/m
International Offshore:
Number of rigs (as of end of period)	9	9
Revenue	$27,472	$51,648	$(24,176)	(46.8)%
Operating expenses	23,373	50,167	(26,794)	(53.4)%
Depreciation and amortization expense	3,113	20,339	(17,226)	(84.7)%
General and administrative expenses	1,137	1,994	(857)	(43.0)%
Operating loss	$(151)	$(20,852)	$20,701	(99.3)%
International Liftboats:
Number of liftboats (as of end of period)	19	24
Revenue	$11,014	$18,096	$(7,082)	(39.1)%
Operating expenses	11,367	13,466	(2,099)	(15.6)%
Depreciation and amortization expense	2,571	4,432	(1,861)	(42.0)%
General and administrative expenses	963	549	414	75.4%
Operating loss	$(3,887)	$(351)	$(3,536)	n/m
Total Company:
Revenue	$50,865	$122,619	$(71,754)	(58.5)%
Operating expenses	46,392	99,599	(53,207)	(53.4)%
Depreciation and amortization expense	7,577	37,218	(29,641)	(79.6)%
General and administrative expenses	11,158	15,760	(4,602)	(29.2)%
Operating loss	(14,262)	(29,958)	15,696	(52.4)%
Interest expense	(12,974)	(24,960)	11,986	(48.0)%
Other, net	1,711	420	1,291	n/m
Loss before income taxes	(25,525)	(54,498)	28,973	(53.2)%
Income tax provision	(1,406)	(2,617)	1,211	(46.3)%
Net loss	$(26,931)	$(57,115)	$30,184	(52.8)%

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Successor
	Three Months Ended March 31, 2016
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	210	819	25.6%	$58,948	$14,227
International Offshore	363	728	49.9%	75,680	32,106
International Liftboats	650	1,638	39.7%	16,945	6,940

	Predecessor
	Three Months Ended March 31, 2015
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	533	887	60.1%	$99,203	$40,548
International Offshore	345	720	47.9%	149,704	69,676
International Liftboats	788	2,070	38.1%	22,964	6,505
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.